EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-107253 on Form S-8 of AptarGroup, Inc., of our report dated June 22, 2009, appearing in this Annual Report on Form 11-K of AptarGroup, Inc. Profit Sharing and Savings Plan for the year ended December 31, 2008.

/s/ Crowe Horwath LLP Crowe Horwath LLP
Oak Brook, Illinois
June 23, 2009